Exhibit 5.1



                                FIRST BANKS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

     (Originally Effective as of September 1, 1999 and Restated herein to be
                       Effective as of September 1, 2006)

                                              TABLE OF CONTENTS
                                              -----------------





ARTICLE I -- Purpose and Effective Date

1.1.        Purpose..........................................................................................1
1.2.        Effective Date...................................................................................1

ARTICLE II -- Definitions

2.1.        Account..........................................................................................1
2.2.        Affiliate........................................................................................1
2.3.        Beneficiary......................................................................................1
2.4.        Board of Directors...............................................................................1
2.5.        Bonus Deferral Commitment........................................................................1
2.6.        Cause............................................................................................2
2.7.        Code.............................................................................................2
2.8.        Company..........................................................................................2
2.9.        Company Contribution Account.....................................................................2
2.10.       Compensation.....................................................................................2
2.11.       Compensation Deferral............................................................................3
2.12.       Compensation Deferral Agreement..................................................................3
2.13.       Director.........................................................................................3
2.14.       Disability.......................................................................................3
2.15.       Discretionary Contribution.......................................................................3
2.16.       Distribution Date................................................................................3
2.17.       Early Retirement Date............................................................................3
2.18.       Elective Deferral Account........................................................................3
2.19.       Employee.........................................................................................3
2.20.       Employer.........................................................................................4
2.21.       Measurement Funds................................................................................4
2.22.       Normal Retirement Age............................................................................4
2.23.       Participant......................................................................................4
2.24.       Plan.............................................................................................4
2.25.       Plan Administrator...............................................................................4
2.26.       Plan Year........................................................................................4
2.27.       Separation from Service..........................................................................4
2.28.       Unforeseeable Emergency..........................................................................4
2.29.       Valuation Date...................................................................................5
2.30.       Year of Service..................................................................................5

ARTICLE III -- Eligibility and Participation

3.1.        Eligibility......................................................................................5
3.2.        Participation....................................................................................5
3.3.        Partial Year Participation.......................................................................6

ARTICLE IV -- Elective Deferrals

4.1.        Compensation Deferrals and Deferral Election.....................................................6
4.2.        Deferral Limits and Procedures...................................................................6
4.3.        Performance Based Compensation...................................................................7
4.4.        Change of Status.................................................................................7
4.5.        Election of Form of Payment......................................................................7

ARTICLE V -- Participant Accounts, Credit of Contributions, Investment Returns and Vesting

5.1.        Establishment of Accounts........................................................................8
5.2.        Crediting Compensation Deferrals to Elective Deferral Accounts and Tax Withholding...............8
5.3.        Crediting Discretionary Contributions to Company Contribution Accounts...........................8
5.4.        Earnings (or Losses) on Account:  Self-Discretion of Account Investment..........................8
5.5.        Risk of Loss.....................................................................................9
5.6.        Valuation of Accounts...........................................................................10
5.7.        Vesting of Accounts.............................................................................10
5.8.        Statement of Account............................................................................11

ARTICLE VI -- Allocation of September 1, 2006 Account Balances

ARTICLE VII -- Payments to Participants

7.1.        Distributions...................................................................................11
7.2.        Unforeseeable Emergency.........................................................................11
7.3.        Distributions Upon Death........................................................................12
7.4.        Distribution Upon Disability....................................................................12
7.5.        Election of Distribution Date and Form of Payment for Commencement of Distributions.............12
7.6.        Uniform Time for Commencement of Distributions..................................................13
7.7.        Effect of Reemployment Upon Distributions.......................................................14
7.8.        Installment Payments............................................................................14
7.9.        Change in Election..............................................................................14
7.10.       Small Accounts..................................................................................15
7.11.       Valuation of Payments...........................................................................15
7.12.       Delay of Payment for Specified Employees - Public Employer Deferral.............................15
7.13.       Effect of Code Section 4999.....................................................................15
7.14.       Withholding Taxes...............................................................................15
7.15.       Distribution from Account.......................................................................16
7.16.       Form of Payment.................................................................................16

ARTICLE VIII -- Beneficiary Designation

8.1.        Beneficiary Designation.........................................................................16
8.2.        Changing Beneficiary............................................................................16
8.3.        Effect of Payment...............................................................................17

ARTICLE IX -- Administration

9.1.        Plan Administrator..............................................................................17
9.2.        Agents..........................................................................................17
9.3.        Binding Effect of Decisions.....................................................................17
9.4.        Indemnification of Plan Administrator and Others................................................17

ARTICLE X -- Claims Procedures

10.1.       Claims..........................................................................................17
10.2.       Claim Decision..................................................................................18
10.3.       Review of Claim Denial..........................................................................18
10.4.       Effect of Claim and Appeal Process..............................................................18
10.5.       Time for Filing Suit............................................................................19

ARTICLE XI -- Miscellaneous

11.1.       Unfunded Plan...................................................................................19
11.2.       Unsecured General Creditor......................................................................19
11.3.       Payment Responsibility and Trust Fund...........................................................19
11.4.       Expenses of Administration......................................................................20
11.5.       Inability to Locate Participant or Beneficiary..................................................20
11.6.       No Contract of Employment.......................................................................20
11.7.       Obligations to Company..........................................................................20
11.8.       No Liability for Action or Omission.............................................................20
11.9.       Non-Alienation of Benefits......................................................................20
11.10.      Payment to Incompetents or Minors...............................................................21
11.11.      Liability for Benefit Payments and Successorship................................................21
11.12.      Governing Law and Venue for Disputes............................................................21
11.13.      Correction of Defects...........................................................................21
11.14.      Severability of Provisions......................................................................21
11.15.      Acceptance of Terms.............................................................................21
11.16.      Action by the Company...........................................................................21
11.17.      No Fiduciary Relationship.......................................................................22

ARTICLE XII -- Employer Participation

12.1.       Adoption of Plan................................................................................22
12.2.       Withdrawal from the Plan by an Employer.........................................................22

ARTICLE XIII -- Change of Control

13.1.       Overriding Provisions Applicable During a Restricted Period.....................................22
13.2.       Suspension of Part of All of the Overriding Provisions..........................................22
13.3.       Definitions.....................................................................................23
13.4.       Benefits Vested on Restricted Date..............................................................24
13.5.       Prohibition Against Amendment...................................................................24

ARTICLE XIV -- Amendment, Termination and Vesting

14.1.       Amendment.......................................................................................24
14.2.       Termination.....................................................................................24
14.3.       Vesting.........................................................................................24
14.4.       Acceleration of Payments........................................................................25
14.5.       Notice..........................................................................................25


                                FIRST BANKS, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                           Purpose and Effective Date
                           --------------------------

         1.1    Purpose. The Company has established this Plan primarily for the
                -------
purposes of providing deferred compensation, incentive pay and supplemental retirement benefits for a select group of management or highly compensated employees of the Company and other Employers.

         The terms of this Plan are intended to and shall be interpreted to comply with the provisions of Code Section 409A and regulations thereunder. The Plan Administrator is authorized to take any actions or make any amendments to ensure compliance.

         1.2    Effective Date. This   Plan   was  originally  effective  as  of
                --------------
September 1, 1999. This Restatement shall be effective as of September 1, 2006. This Plan shall apply to Compensation which is earned thereafter and to the interests of Participants and their accrued benefits under the Plan as it existed prior to the date of this Restatement.

                                   ARTICLE II
                                   Definitions
                                   -----------

         The following definitions will be used in the Plan:

         2.1    Account.  "Account" means the account(s) maintained on the books
                -------
of the Company used solely to calculate the amount payable to each Participant who defers Compensation or receives an allocation of Company Contributions hereunder The balance of each Participant's Account(s) shall equal the total value of the Participant's Plan benefit.

         2.2    Affiliate.  "Affiliate" means (1) a corporation that is a member
                ---------
of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (2) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with the Company, (3) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes the Company, a corporation described in clause (1) of this subdivision or a trade or business described in clause (2) of this subdivision, or (d) any other entity that is required to be aggregated with the Company pursuant to Regulations promulgated under Section 414(o) of the Code.

         2.3    Beneficiary.  "Beneficiary"  means  the person(s) or entity(ies)
                -----------
designated under Article VIII to receive Plan payments in the event of a Participant's death.

         2.4    Board of Directors.  "Board  of  Directors"  means  the Board of
                ------------------
Directors of First Banks, Inc.

         2.5    Bonus Deferral Commitment.  "Bonus  Deferral  Commitment"  means
                -------------------------
that portion of an Employee Participant's annual, quarterly incentive or other bonus compensation which a Participant may be entitled to receive whose receipt the Participant has elected to defer pursuant to Article IV.

         2.6    Cause. "Cause"  means  Separation  from Service of a Participant
                -----
for any of the following actions committed by a Participant in connection with a Participant's employment by or association with the Company or any Affiliate:
(1) the Participant's gross negligence, fraud or dishonesty, (2) the Participant's conviction of, or entering a plea of guilty or nolo contendere to a crime, or (3) the Participant's willful violation of any significant policy of the Company or any of its Affiliates. Whether the Separation of Service is for Cause shall be determined by the Plan Administrator in its judgment and discretion.

         2.7.   Code. "Code" means the Internal Revenue Code of 1986, as amended
                ----
(and any regulations thereunder).

         2.8    Company. "Company"   means   First  Banks,  Inc.,  a    Missouri
                -------
corporation.

         2.9    Company Contribution Account.  "Company  Contribution   Account"
                ----------------------------
means the Account maintained in accordance with Section 5.3 to which all Company Contributions are to be credited for the benefit of a Participant plus all deemed investment earnings (or loss) thereon.

         2.10   Compensation.
                ------------

         (a) "Compensation" means compensation payable to a Participant by the Company or an Employer for services rendered. This includes a Participant's
(i) base salary as in effect from time to time during a Plan Year, (ii) commissions earned during a Plan Year, (iii) fees paid to directors of the Company and Employers and (iv) annual, quarterly incentive or other bonuses whose receipt is determined to be eligible to be deferred under this Plan earned during a Plan Year.

         (b)    None  the  following shall be treated as Compensation hereunder:
(i) payments from this Plan or any other Company nonqualified deferred compensation plan; (ii) payments from any Company tax qualified retirement plan or other retirement plan, (iii) any payments of severance, severance or termination compensation, (iv) any form of non-cash compensation or employee benefits, including disability payments, group life insurance premiums, income from the exercise of non-qualified stock options or disqualifying disposition of incentive stock options, or realized upon vesting of restricted stock or the delivery of shares in respect of restricted stock units (or other similar items of equity compensation); (v) expense reimbursements; or (vi) any other payments, imputed income (such as for personal use of Company autos, clubs, etc.) or benefits other than normal Compensation as determined by the Plan Administrator.

         (c) Compensation shall be limited exclusively to pay and earnings for services rendered prior to the time an Employee or Director Participant separates from the services of the Company and its Affiliates.

         (d) Notwithstanding the foregoing, the Plan Administrator retains complete discretion to determine whether to include or exclude any items of compensation or earnings as Compensation.

         2.11   Compensation  Deferral.  "Compensation   Deferral"   means  that
                ----------------------
portion of a Participant's Compensation whose receipt the Participant has elected to defer in accordance with an annual irrevocable election made pursuant to Articles III and IV.

         2.12   Compensation  Deferral  Agreement.    "Compensation     Deferral
                ---------------------------------
Agreement," "Deferral Agreement" or "Deferral Election" means an authorization filed with the Plan Administrator by an Employee or Director Participant to elect a Compensation Deferral for a Plan Year and provide the time and manner of distribution and investment of Account balances.

         2.13   Director. "Director" means a member of the board of directors of
                --------
the Company.

         2.14   Disability.   "Disability"  means  that a Participant either is:
                ----------
(a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and is receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant's Employer. A Participant who has been determined to be eligible for Social Security disability benefits shall be presumed to be disabled. Whether a Participant is Disabled shall be determined by the Plan Administrator who may rely on the opinion of a physician selected by the Plan Administrator for such purpose.

         2.15   Discretionary Contribution.  "Discretionary Contribution"  means
                --------------------------
any amount  credited  to a  Participant's  Company  Contribution  Account  under
Article V.

         2.16   Distribution Date. "Distribution Date" means  the  date on which
                -----------------
the  Participant  becomes  entitled to receive a  distribution  as  specified in
Article VII.

         2.17   Early Retirement Date. "Early Retirement Date" means the date on
                ---------------------
which an Employee or Director Participant separates from service with at least 10 years of service and has attained age 55.

         2.18   Elective Deferral Account. "Elective Deferral Account" means the
                -------------------------
Account maintained in accordance with Section 4.1 to which all of a Participant's elective Compensation Deferrals shall be credited plus all deemed investment earnings (or loss) thereon.

         2.19   Employee. "Employee" means a common law employee of  the Company
                --------
or an Employer. Any person whom the Plan Administrator determines to be an independent contractor, leased employee or consultant, pursuant to contract or otherwise, shall not be under any circumstances be eligible to be a Participant regardless of whether such person otherwise has been determined to be a common law employee pursuant to decision of an administrative agency or judicial body.

         2.20   Employer.  "Employer"   means  the  Company  and  any  Affiliate
                --------
designated by the Plan Administrator as eligible to participate in this Plan and whose Employees, as designated by the Plan Administrator, are eligible to participate under this Plan.

         2.21   Measurement  Funds.  "Measurement  Funds"  means  one  or   more
                ------------------
independently established funds, indices or measurement devices identified by the Plan Administrator. These are used solely to calculate the investment return (or loss) that is credited to each Participant's Account(s) pursuant to Article V and do not represent any beneficial interest of any Participant in any asset or other property of the Company or an Affiliate. A Measurement Fund may be a hypothetical measurement or be associated with a publicly traded or actual measure of investment performance. The determination of the increase or decrease in the performance of each Measurement Fund shall be made by the Plan Administrator in its discretion.

         2.22   Normal Retirement Age. "Retirement Age" means the date on  which
                ---------------------
a Employee or Director Participant has Separated from Service after having attained age 65.

         2.23   Participant. "Participant" means any Employee who  satisfies the
                -----------
eligibility requirements of Article III and elects to participate including (a) former Employees who have Account balances until such time as those Account balances have been completely distributed and (b) Employees who do not have Account balances but who are eligible to participate and make Compensation Deferrals. In the event of the death or incompetence of a Participant, the term means his or her Beneficiary or personal representative.

         2.24   Plan. "Plan"  means  this  Plan,  the  First  Banks,  Inc.  Non-
                ----
Qualified Deferred Compensation Plan, as amended from time to time.

         2.25   Plan Administrator. "Plan Administrator"  means the committee or
                ------------------
the individual appointed by the Company's Board of Directors to administer this Plan pursuant to Article IX. In the absence of a direction by the Board of Directors to the contrary, the Plan Administrator shall be the Senior Vice President of Human Resources.

         2.26   Plan Year. "Plan Year"  means  the consecutive twelve (12) month
                ---------
period beginning on each January 1st and ending on each immediately following December 31st.

         2.27   Separation from Service. "Separation  from Service,"  "Separates
                -----------------------
from Service," or "Separated from Service" means termination of an Employee Participant's employment with the Company and all of its Affiliates for any reason. In case of a Participant who is a Director, Separation from Service means the person ceases to be a Director of the Company has no reasonable expectation of the person immediately resuming such position.

         2.28   Unforeseeable  Emergency.  "Unforeseeable  Emergency"   means  a
                ------------------------
severe financial hardship to a Participant resulting from (a) an illness or accident to the Participant, the Participant's spouse or dependents (as defined in Section 152(a) of the Code), (b) a Participant's loss of property due to casualty or (c) other similar and extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and (d) each of which constitutes an Unforeseeable Emergency as defined in regulations issued under Code Section 409A.

         Whether  a  Participant  has  an   Unforeseeable   Emergency  shall  be
determined in the sole discretion of the Plan Administrator.

         2.29   Valuation Date.  "Valuation Date" means  each business day which
                --------------
is considered to be any day the New York Stock Exchange is open for trading.

         2.30   Year of Service. "Year of Service" means each continuous twelve-
                ---------------
month period of employment with the Company or any Affiliate.

                                  ARTICLE III
                          Eligibility and Participation
                          -----------------------------

         3.1  Eligibility.   Subject   to   such   additional   conditions    or
              -----------
considerations which the Plan Administrator may establish from time to time, a person is eligible to participate in this Plan only if the person: (a) is an Employee or Director, (b) is a Vice President or above of the Company or an Employer, and for Plan Years commencing on or after January 1, 2008 is a Senior Vice President of the Company or its equivalent, (c) has an annual base salary or expected level of recurring commissions, or a combination of both, of at least $100,000 per Plan Year for Plan Years ending prior to January 1, 2008 and $125,000 for Plan Years commencing on and after January 1, 2008, (d) would be considered a member of the Company's or an Employer's management or highly compensated and (e) is affirmatively designated as by the Plan Administrator to be a Participant. After an Employee has been designated a Participate, he or she may continue to make Compensation Deferrals in subsequent Plan Years, even if the Participant no longer satisfies the foregoing criteria, as the Plan Administrator determines appropriate.

         A Participant who is not an Employee or Director shall not be eligible to (i) make Compensation Deferrals or (ii) receive allocations of Discretionary Contributions.

         3.2    Participation.
                -------------

                (a)    Deferral Election. Except for Discretionary Contributions
                       -----------------
made by the Company, participation in the Plan is voluntary. An Employee or Director who is eligible to become a Participant becomes an actual Participant by completing a Compensation Deferral Agreement in such form and manner as the Plan Administrator may prescribe.

                (b)    Time for Completion of Election. An  Employee or Director
                       -------------------------------
Participant shall make Compensation Deferrals hereunder only by submitting a properly completed election to defer receipt of Compensation, i.e. a Deferral Election, to the Plan Administrator by December 31 (or such earlier date established by the Administrator) of the calendar year immediately preceding the Plan Year to which the Agreement applies.

                (c)    Effective   Period  and  Irrevocability  of  Compensation
                       ---------------------------------------------------------
Deferral Commitment.
-------------------

                       (i) All Deferral Agreements shall be effective only for Compensation payable and for services to be performed subsequent to the effective date of the Election and with respect to the following Plan Year to which it pertains. Compensation Deferral Agreements shall be in effect for the Plan Year immediately succeeding the date upon which it is executed (or the remainder of the Plan Year to which the Agreement is to be applicable) and shall cease to be effective at the close of that Plan Year.

                       (ii) After a Plan Year has started, Compensation Deferral Agreements made for such Plan Year shall be irrevocable for the remainder of that Plan Year and may not be modified during such Year except as specified in
(d) below.

                (d) Notwithstanding the foregoing, a Compensation Deferral Agreement shall be terminated if (i) required for the Participant to obtain a hardship distribution under a qualified plan with a cash or deferred arrangement under Code section 401(k) or (ii) requested by the Participant because of an Unforeseeable Emergency. Any resumption of Compensation Deferrals under this Plan shall be made only at the election of the Participant under Article III and in accordance with regulations under Code Section 409A.

                (e)    Minimum Deferral Period.  Unless  earlier distribution is
                       -----------------------
permitted hereunder, receipt of all Compensation Deferrals and Discretionary Contributions credited hereunder shall be deferred for a minimum of two (2) full Plan Years after the Plan Year during which such Deferrals or Contributions would have been payable to Participant and are then actually credited to a Participant's Accounts.

         3.3    Partial Year Participation.  If  an  Employee  or Director first
                --------------------------
becomes eligible to participate during a Plan Year and wishes to make Compensation Deferrals for that Plan Year, the Employee or Director must submit a Compensation Deferral Agreement to the Plan Administrator no later than thirty
(30) days following the date the Employee or Director first becomes eligible to participate.

                                   ARTICLE IV
                               Elective Deferrals
                               ------------------

         4.1    Compensation Deferrals and Deferral Elections. Each  Employee or
                ---------------------------------------------
Director Participant who wishes to defer receipt of compensation hereunder during a Plan Year must complete a Compensation Deferral Election prior to the start of such Plan Year as follows.

                (a)    Salary Deferral Commitment.   An   Employee  or  Director
                       --------------------------
Participant may elect to defer receipt of Compensation to be earned and payable as base salary or commissions during a subsequent Plan Year in increments of one percent (1%). Amounts whose receipt is to be deferred will be credited to the Participant's Elective Deferral Account in a ratable manner over the entire Plan Year commencing with the later of the first pay period of the Plan Year to which the Deferral Agreement applies.

                (b)    Bonus Deferral Commitment.  An  Employee  Participant may
                       -------------------------
elect to defer receipt of Compensation to be earned and payable during a subsequent Plan Year or Service Period (or portion thereof) within a Plan Year as an annual or quarterly incentive bonus Compensation in increments of one percent (1%).

         4.2    Deferral Limits and Procedures.  The following limitations shall
                ------------------------------
apply to Compensation Deferrals.

                (a)    Minimum Amount. The minimum aggregate deferral amount for
                       --------------
combined Salary and Bonus Deferral Commitments shall be 1% of Compensation per Plan Year.

                (b)    Maximum Amount.  The  maximum  Salary Deferral Commitment
                       --------------
shall be twenty-five percent (25%) of base salary and/or commissions to be earned per Plan Year or Service Period. The maximum Bonus Deferral Commitment, shall be one hundred percent (100%) of any incentive bonus to be earned during the Plan Year. A Director Participant may defer receipt of up to 100% of Director fees to be earned during a Plan Year.

                (c)    Method   of  Compensation  Deferral  Election.  The  Plan
                       ---------------------------------------------
Administrator shall designate such forms and processes for electing Compensation Deferrals as it determines appropriate.

         4.3    Performance-Based   Compensation.   Employee   Participants  may
                --------------------------------
elect to enter into a Bonus Deferral Commitment after the commencement of a Plan Year for bonus Compensation determined by the Plan Administrator to be "performance-based compensation" by submitting a Deferral Agreement no later than six (6) months prior to the end of the period for which the "performance based compensation" is earned (or such earlier date established by the Plan Administrator). Such Agreement shall only be effective (a) for "performance-based compensation" as defined pursuant to Code section 409A and
(b) as permitted by the Plan Administrator.

         4.4    Change of Status.  If  a   Participant   no   longer  meets  the
                ----------------
eligibility criteria set forth in Articles I and III or if the Board of Director determines that a Participant's performance no longer merits Plan participation, the Participant's most recent Compensation Deferral Agreement shall terminate at the conclusion of the Plan Year in which such determination occurs, and the Employee shall be prohibited from making further Compensation Deferrals.

         4.5    Election of Form of Payment.
                ---------------------------

                (a) Prior to the start of a Plan Year for which an Employee or Director Participant makes a Compensation Deferral Election or may receive Discretionary Contributions, the Participant shall elect, as prescribed the Plan Administrator, a Distribution Date and form of payment from among the payment methods and Distribution Dates prescribed at Article VII for Compensation Deferrals and Discretionary Contributions to be credited to his or her Account for such Plan Year. A payment method and Distribution Date must be selected for all Compensation Deferrals; however, a Participant may select a different payment method and Distribution Date for his or her Salary Deferral Commitment for a Plan Year and another payment method and Distribution Date for Bonus Deferral Commitments for such Plan Year.

                (b) After a Plan Year has started, elections of Distribution Dates and forms of payment made for Compensation Deferrals and Discretionary Contributions, and earnings (or loss) thereon, credited for such Plan Year shall be irrevocable except as specified in Article VII. Such election shall be effective only for Compensation Deferrals and Discretionary Contributions credited during that Plan Year, plus investment earnings (or loss) thereon.

                (c) If a Participant makes no election of Distribution Date or form of payment, for any Compensation Deferral or Discretionary Contributions, then they, plus earnings (or loss) credited thereon, will become payable upon Separation from Service in a lump sum.


                                    ARTICLE V
Participant  Accounts,  Crediting  of  Contributions,  Investment  Returns,  and
--------------------------------------------------------------------------------
Vesting
-------

         5.1    Establishment of Accounts.  An  Elective  Deferral  and  Company
                -------------------------
Contribution Account shall be established for each Participant and additional sub-accounts shall be maintained as the Plan Administrator determines necessary.

         5.2    Crediting  Compensation  Deferrals to Elective Deferral Accounts
                ----------------------------------------------------------------
and Tax Withholding.
-------------------

                (a) The Plan Administrator shall credit to each Participant's Elective Deferral Account a Participant's Compensation Deferrals for such Year and Service Periods contained therein. Such amounts shall be credited as soon as practicable after the date on which such Compensation would otherwise have been paid or when determined appropriate by the Plan Administrator.

                (b) Any taxes the Administrator determines should be withheld with respect to Compensation Deferrals shall be withheld from the Participant's non-deferred Compensation to the maximum extent possible with any excess reducing Compensation Deferrals.

         5.3    Crediting Discretionary Contributions  to  Company  Contribution
                ----------------------------------------------------------------
Accounts.
--------

                (a) For any Plan Year, an Employer may, in its sole discretion, elect to credit to an Employee Participant's Company Contribution Account Discretionary Contributions such amounts at such times and in such manner as it determines appropriate in its sole discretion.

                (b)    Following   the   close  of  each  Plan  Year,  the  Plan
Administrator shall notify Participants of Discretionary Contributions to their Company Contribution Account.

                (c) Any taxes which the Administrator determines should be withheld with respect to any Discretionary Contribution shall be withheld from the Participant's non-deferred Contribution to the maximum extent possible with any excess reducing the Discretionary Contribution.

         5.4    Earnings  (or  Losses)  on Accounts;  Self-Direction  of Account
                ----------------------------------------------------------------
Investment.
----------
                (a) As it determines appropriate, the Plan Administrator shall establish one or more Measurement Funds to calculate the investment return (or loss) credited to each Participant's Account(s). As of each Valuation Date, the Plan Administrator shall adjust the value of each Participant's Accounts to reflect earnings (or losses) realized by each Participant's Accounts based upon the Measurement Funds in which the Participant has chosen to have his or her Accounts hypothetically invested. Earnings (or losses) on amounts credited to a Participant's Accounts shall accrue commencing on the first Valuation Date following the date on which Deferred Compensation or Discretionary Contributions are credited to a Participant's Accounts and shall continue to accrue until the balance to the credit of a Participant in his or her Accounts has been distributed. Earnings (or losses) shall be credited to a Participant's Accounts based upon the rates of return (net of allocable expenses and taxes) attributable to the Measurement Fund(s) in which the Participant's Accounts are hypothetically invested and will be reinvested in the Measurement Funds that generated the investment performance.

                (b) Each Employee and Director Participant must designate, prior to the date on which amounts are credited to a Participant's Accounts, the Measurement Funds to which the Participant's Compensation Deferrals and Account balances shall be allocated.

                       (i) Measurement Fund designations shall be made on a Compensation Deferral Agreement or by such means and at other times as established by the Plan Administrator.

                       (ii) Participant Account balances shall be allocated among Measurement Funds in multiples of one percent (1%) or in specific dollar amounts as the Plan Administrator may prescribe.

                       (iii) Absent  a   designation,  amounts  credited  to   a
Participant's Accounts shall be allocated to one or more default Measurement Funds as determined by the Plan Administrator.

                (c) Upon notice to the Plan Administrator, in such manner and times as it may prescribe, a Participant may (i) reallocate amounts credited to his or her Accounts among the Measurement Funds as of such Valuation Dates as the Plan Administrator determines appropriate or (ii) change the Measurement Fund investment selection for subsequent Compensation Deferrals and Discretionary Contributions.

                (d) A Participant's Elective Deferral and Company Contribution Accounts shall be credited with earnings (or losses) generated by the Measurement Funds in which those Accounts (and their sub-accounts) are deemed invested on such Valuation Dates as specified by the Plan Administrator.

                (e) Notwithstanding that rates of return credited to Participant Accounts are based upon performance of a corresponding Measurement Fund, the Company shall not be obligated to invest any amount credited to a Participant's Account in any Measurement Funds or investment. Measurement Funds are hypothetical funds unless the Company determines to otherwise create such Funds under the Trust.

                (f) The Plan Administrator may establish procedures governing the ability of Participants to give investment directions as is determines appropriate.

                (g) Measurement Funds may be changed, deleted or added at the discretion of the Plan Administrator. If Measurement Funds are changed, added or deleted, Account balances which are hypothetically invested in such Funds may be transferred among other Funds.

         5.5    Risk of Loss. Each Participant assumes the risk of gain  or loss
                ------------
for any change in value of his or her Account which is deemed to be invested in one of the Measurement Funds. Neither the Company, any Employer, the Plan Administrator, Board of Directors nor any employee of the Company or any of its Affiliates shall bear any responsibility or liability for any gain or loss or fluctuation in value in any Measurement Fund or for any investment direction.

         5.6    Valuation of Accounts. The value of a Participant's  Account  as
                ---------------------
of any Valuation Date shall equal the sum of (a) Discretionary Contributions and Compensation Deferrals credited to such Account, (b) any earnings (or loss) deemed to be earned on amounts credited to the Participant's Accounts, less (c) any distributions paid with respect to the Participant, less (d) any forfeitures and less (e) any administrative or other expenses allocated to the Participant's Account.

         5.7    Vesting of Accounts.  Participants  shall become vested in their
                -------------------
Accounts as follows:

                (a)    Compensation  Deferrals.  The balance  of a Participant's
                       -----------------------
Elective Deferral Account (i.e. Compensation Deferrals, plus all investment earnings (or loss) credited thereon), shall be fully vested and non-forfeitable at all times.

                (b)    Discretionary   Company  Contributions.  Subject  to  the
                       ------------------------------------
provisions of Section 5.7(d) below:

                       (i)   Years  of  Service.   All   Discretionary   Company
                             ------------------
Contributions credited to an Employee or Director Participant's Company Contribution Account, plus all investment earnings (or loss) credited thereon, shall become fully vested and non-forfeitable whenever the Participant obtains five (5) or more Years of Service with the Company and its Affiliates.

                       (ii)  Other   Vesting   Events.    Notwithstanding    the
                             ------------------------
foregoing, an Employee Participant's entire Company Contribution Account shall become fully vested and non-forfeitable upon the occurrence of any of the following events, but only to the extent permitted under Code Section 409A:

                             (A)  The Participant attains Normal Retirement Age;

                             (B)  The Participant's Disability;

                             (C)  The Participant's Death;

                             (D)  Following   the  occurrence  of  a  Change  in
                                  Control of the Company as described in Article XIII; or

                             (E) Upon the occurrence of such other events and conditions as the Company may specify from time to time with respect to all or any particular Participant.

                (c)    Forfeiture of Non-vested  and  Vested  Account  Balances.
                       --------------------------------------------------------
If a Participant Separates from Service for any reason, except for the reasons specified in Section 5.7(b)(ii), while any portion of the Participant's Company Contribution Accounts remain non-vested and forfeitable, all such non-vested balances will be forfeited and reduced to zero. The Company and its Affiliates will have no payment or other obligations regarding such balances.

                (d)    Separation From Service For  Cause.  Notwithstanding  any
                       ----------------------------------
other provision hereof, the entire, unpaid Company Contribution Account of any Employee Participant, including any portions thereof which have become vested and non-forfeitable, shall be forfeited and no benefit shall be paid from that Account with respect to such amounts if the Employee Participant Separates from Service for Cause.

                (e) Cause and the occurrence of any of the foregoing shall be determined in the sole discretion of the Plan Administrator and its conclusions shall be final and binding.

                (f) Forfeitures shall be and remain the unrestricted property of the Company.

         5.8    Statement of Account. The  Plan  Administrator shall provide, or
                --------------------
make available, to each Participant, at least annually, a statement setting forth the balances of the Participant's Account and sub-accounts.


                                   ARTICLE VI
                Allocation of September 1, 2006 Account Balances
                ------------------------------------------------

         As of September 1, 2006, the Plan Administrator revised and restructured all Plan Measurement Funds. Pursuant to procedures established by the Plan Administrator, all Participants are required to reallocate all of their Account balances within the revised Measurement Funds. To the extent that a Participant does not make an election to reallocate Account balances, then all of the Participant's Account balances will be allocated to a default fund(s) established by the Plan Administrator.

                                   ARTICLE VII
                            Payments to Participants
                            ------------------------

         7.1    Distributions.  Distributions  under this Plan may only be  made
                -------------
in accordance with the requirements of Code Section 409A. The Plan Administrator is authorized to alter any Participant distribution election as necessary to so comply.

         7.2    Unforeseeable Emergency.
                -----------------------

                (a) If a Participant has an Unforeseeable Emergency, the Participant may apply to the Plan Administrator for a withdrawal from the Participant's vested Account balances in such manner as the Plan Administrator may determine.

                (b) If the Plan Administrator has determined that the Participant has incurred an Unforeseeable Emergency, the Participant may receive a distribution in cash from the Participant's vested Account balances in such amount as may be needed to satisfy the Unforeseeable Emergency and income taxes on the distribution. Such amount shall be sourced from the Participant's Accounts as the Plan Administrator determines appropriate.

                (c) Amounts may be payable because of such Emergency only to the extent that associated financial difficulties cannot be relieved (a) through reimbursement or compensation by insurance or otherwise and (b) by liquidation of the Participant's assets to the extent that the liquidation itself would not cause a hardship.

                (d)    Any   such   distribution   shall  be  made  as  soon  as
administratively feasible after approval is given.

                (e) All Compensation Deferral elections made by such Participant shall be terminated for the remainder of the Plan Year and the Participant, if otherwise eligible to participate, may make Compensation Deferral elections for the following Plan Year.

         7.3    Distributions Upon Death.
                ------------------------

         (a) Upon an Employee or Director Participant's Separation from Service by reason of Death, the entire balance credited to the Participant's Accounts in the Plan will be payable to his or her Beneficiary in a lump sum at the time specified in Section 7.6 which immediately follows Death.

                (b) Upon a Participant's Death after Separation from Service, the entire balance credited to the Participant's Accounts in the Plan will be payable to his or her Beneficiary in a lump sum at the time specified in Section
7.6 which immediately follows Death except for the portion of his or her Account balance which is due to be paid in installments as specified in Section 7.8. Installment distributions shall continue to the Participant's designated
Beneficiary(ies)   pursuant  to  the  installment  payment  schedule  previously elected.

         7.4    Distribution  Upon  Disability.   If  an  Employee  or  Director
                ------------------------------
Participant becomes Disabled, the Participant shall receive payment of the entire vested balance of the Participant's Plan Accounts in the form of a lump sum at the time specified in Section 7.6 which immediately follows the determination of a disability.

         7.5    Election   of   Distribution  Date   and  Form  of  Payment  for
                ----------------------------------------------------------------
Commencement  of  Distributions.  Prior to the  start of each  Plan  Year,  each
-------------------------------
Employee and Director Participant shall elect a Distribution Date and manner in which Compensation Deferrals made, and Discretionary Contributions credited, for such Plan Year shall be distributed. All amounts credited to a Participant's Accounts during a Plan Year shall be subject to the same payment method and Distribution Date election. Participants shall select from among the following possible Distribution Dates.

                (a)    Elected  Year  Account  Distributions.  Each Employee and
                       -------------------------------------
Director Participant may elect to receive distribution of Compensation Deferrals made, or Company Contributions credited, during any Plan Year, as well as investment earnings (or loss) credited thereon, upon any specific date, i.e. "Elected Year Account Distribution Date." Compensation Deferrals and Company
 ----------------------------------------
Contributions, as well as investment earnings (or loss) thereon may not be distributed prior to a Plan Year which is at least two (2) full Plan Years after the Plan Year during which such Deferrals or Contributions would have been payable to Participant and were then actually credited to a Participant's Accounts.

                       (i) All Compensation Deferrals and Discretionary Contributions, as well as investment earnings (or loss) credited thereon, which are payable on a specific Elected Year Account Distribution Date shall be credited to an Elective Deferral or Company Contribution sub-account for each such Date, i.e. a "Elected Year Distribution Account."
                   ---------------------------------

                       (ii) An Employee or Director Participant may select as many as five (5) separate Elected Year Account Distribution Dates.

                       (iii) All amounts to be paid at a specific Elected Year Account Distribution Date shall be payable in a lump sum at the date specified in Section 7.6 immediately following the Distribution Date selected.

                       (iv) If an Employee or Director Participant Separates from Service Prior to a Elected Year Account Distribution Date and prior to his or her Early or Normal Retirement Date, then all vested Account balances which would otherwise have been payable at such Elected Year Account Distribution Dates shall be distributed in a lump sum on the date specified in Section 7.6 which immediately follows such Separation from Service.

                (b)    Retirement Distribution Date. Each Employee and  Director
                       ----------------------------
Participant may elect to receive distribution of Compensation Deferrals made, or Company Contributions credited, for any Plan Year as well as investment earnings (or loss) credited thereon, upon his or her Separation from Service after his or her Early or Normal Retirement, i.e. "Retirement Distribution Date."
                                      ----------------------------

                       (i) All Compensation Deferrals and Discretionary Contributions as well as investment earnings (or loss) credited thereon, which are to be paid upon Separation from Service on or after a Participant's Normal or Early Retirement Date shall be credited to a separate Elective Deferral or Company Contribution sub-account, i.e. a "Retirement Distribution Account."
                                          -------------------------------

                       (ii) Subject to Section 7.5(b)(iii) below, all amounts to be paid at retirement shall be payable pursuant to prior Participant election in either (A) a lump sum or (B) in annual installments as described in Section
7.8 commencing and continuing on the dates specified in Section 7.6

                       (iii) If a Participant Separates from Service prior to his or her Early or Normal Retirement Date, the all Account balances which would otherwise have been payable in a single sum after retirement or in annual installments commencing at such a date shall instead be payable in a lump sum on the date specified in Section 7.6 immediately following separation from service.

         7.6    Uniform    Time   for   Commencement   of   Distributions.   All
                ---------------------------------------------------------
distributions, except for amounts payable in installment, shall be paid within ninety (90) days after specified Distribution Date and/or event (e.g., Separation from Service, Retirement, Death, Disability) upon which the Distribution is to be made or which causes the Distribution.

         In case of installment payments, a Participant's first installment in any series of installments shall be paid within the period specified in the foregoing paragraph. Each installment which is due thereafter shall be paid within forty-five (45) days of the first day of each subsequent calendar year.

         7.7    Effect of Reemployment Upon Distributions
                -----------------------------------------

                (a) If a Participant commences receipt of a distribution and reemploys thereafter, reemployment shall not disturb the time and manner of distribution.

                (b) Notwithstanding the above, if the Participant is re-employed by the Company or an Affiliate before the last day of the Plan Year in which a Separation from Service occurred, he or she shall be treated as if the termination never occurred and distributions scheduled to commence upon Separation from Service shall not commence.

         7.8    Installment Payments.  For distributions which a Participant has
                --------------------
elected to be payable upon Separation from Service after or upon a Retirement Distribution Date, a Participant may elect to receive distribution of his or her Account balance in annual installments payable over a period of five (5) or ten
(10) years. The Participant's unpaid Account and amounts subject to installment payments shall continue to accrue earnings (or losses) based upon the value of the Measurement Funds in which the Participant's Accounts are hypothetically invested during the payment period.

                (a) The first annual installment payment in a series shall be equal to (A) the value of the Participant's Accounts (or relevant portion subject to installment payment) as of the Valuation Date specified in Section
7.11 immediately preceding the date of payment, divided by (B) the number of installment payments elected by the Participant.

                (b) The remaining installments shall be paid in an amount equal to the value of such Accounts (or the applicable portion subject to the installment payment election) as determined under Section 7.11 immediately preceding the payment, divided by the number of remaining unpaid installments applicable.

         7.9    Change in Election.  A  Participant  may  change  a Distribution
                ------------------
Date(s) and payment method originally elected for Account balances by filing a new payment election as specified by the Plan Administrator subject to the following limitations and minimum requirements.

                (a) A Participant may not change the Distribution Date for amounts payable at a Retirement Distribution Date. Installment payments are not available for Elected Year Account distributions.

                (b) The Distribution Date for amounts payable as Elected Year Account Distributions from any Elected Year Distribution Account may be deferred any number of times while the Participant is an Employee or Director but may not be deferred following the Participant's Separation from Service.

                (c) Any request for re-deferral of a Elected Year Distribution Account balance must be submitted at least twelve (12) months prior to the Distribution Date on which the Elected Year Account Distribution was originally scheduled to commence.

                (d) Any request for a deferral of a Elected Year Distribution Account must result in a delay in the actual Distribution Date of at least five
(5) years from the original, or most recent, Distribution Date for a specific Elected Year Distribution Account balance.

                (e) Any request for referral or change must be made at least twelve (12) months after the date on which the original, or most recent, election was made.

         Except as provided above, no other changes in Distribution Dates or methods of distribution are permitted and no changes may be made to Accounts which are in payment status through installment payments or whose Distribution Date has occurred.

         7.10   Small Accounts.  Notwithstanding  any  election  made under this
                --------------
Plan, if the total vested value of the Participant's Account(s) on the date of the Participant's Separation from Service is less than Fifteen Thousand Dollars ($15,000.00), then the balance to the credit of Participant in all of his or her Account(s) shall be paid to the Participant in one lump sum. This dollar amount shall automatically escalate in accordance with changes in Code Section 402(g)(1)(B) limit on elective deferrals.

         7.11   Valuation of Payments.  The amount of any distribution due shall
                ---------------------
be determined as of the close of business on the Valuation Date which the Plan Administrator shall fix in its judgment and discretion for each distribution made from this Plan; provided, however, such date shall not precede the date upon which all of the following have occurred: (a) the date or event specified in Sections 7.2, 7.3, 7.4 or 7.5 has arrived and (b) the Plan Administrator has performed all calculations and all tasks necessary to determine the amount due and make payment. The Plan Administrator shall then fix the Valuation Date prior to making such distribution and the Plan Administrator have complete discretion to make any valuation adjustments as it determines appropriate; however, in any event, distribution in issue shall be made within the time specified in Section 7.6.

         7.12   Delay  of  Payment  for  Specified  Employees - Public  Employer
                ----------------------------------------------------------------
Deferral. Notwithstanding any provision, in the case of any Participant who is a
--------
"specified employee" within the meaning of Code Section 409A(a)(2)(B)(i), no distribution under this Plan may be made, or may commence, before the date which is 6 months after the date of such Participant's "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i).

         7.13   Effect   of   Code   Section 4999.  Notwithstanding   any  other
                ---------------------------------
provision, if any distribution to a Participant from his Company Contribution Account, alone or together with any other compensation or benefit a Participant has received or may receive, would result in the Participant's being subject to an excise tax under Section 4999 of the Code, the amount payable hereunder may be reduced or deferred to the extent necessary to ensure that no payment or distribution by the Company or any other person to or for the benefit of the Participant will be subject to the excise tax imposed by Section 4999. Such reduction or deferral shall only be made in compliance with Code Section 409A.

         7.14   Withholding Taxes.  The Company may take such action as it deems
                -----------------
necessary for the withholding of any taxes which it determines are due from any Plan Distribution.

         7.15   Distribution from Accounts.  Distributions  from a Participant's
                --------------------------
Account in an amount which is less than the Participant's entire Account balance shall be made on a pro rata basis from the Participant's Accounts and Measurement Funds to which such Account is then allocated and are being distributed.

         7.16   Form of  Payment.  Unless  the  Plan  Administrator   determines
                ----------------
otherwise, all distributions shall be made in cash. The Plan Administrator may distribute actual interests in the Measurement Funds if (a) requested by a Participant, (b) the Company or Trust established under this Plan has acquired amounts of the Measurement Fund(s) to satisfy the request, (c) the Plan Administrator determines, in its discretion, to do so and (d) the Participant makes arrangements to satisfy all applicable withholding tax obligations in a manner deemed satisfactory to the Plan Administrator.

                                  ARTICLE VIII
                             Beneficiary Designation
                             -----------------------

         8.1    Beneficiary   Designation.  Subject    to    Section 8.2,   each
                -------------------------
Participant may designate one (1) or more person(s) or an entity(ies) as Beneficiary (both primary as well as contingent) to whom Plan benefits shall be paid in the event of such Participant's Death prior to complete distribution of the Participant's Accounts. Each Beneficiary designation shall be in a writing as prescribed by the Plan Administrator and shall be effective only when filed with the Plan Administrator during the Participant's lifetime as the Administrator may establish.

         8.2    Changing Beneficiary. Any Beneficiary designation may be changed
                --------------------
by a Participant without the consent of the previously named Beneficiary by filing of a new Beneficiary designation with the Plan Administrator. Filing of a properly completed Beneficiary designation shall cancel all Beneficiary designations previously filed.

                (a)    No Beneficiary Designation. If any  Participant  fails to
                       --------------------------
properly designate a Beneficiary or if the Beneficiary(ies)designated predecease the Participant or if no Beneficiary is designated, the Participant's Beneficiary shall be the Participant's surviving spouse, if any. If the Participant is not survived by a spouse, then the entire remaining undistributed balance to the credit of the Participant in his or her Accounts shall be paid:
(i) first, to the Participant's children (including adopted children) per stirpes and (ii) second, if no spouse or children survive the Participant, to the Participant's estate.

                (b)    Beneficiary of a Beneficiary.  If a  Participant dies and
                       ----------------------------
has left a valid Beneficiary designation or has a surviving spouse who becomes the Beneficiary at death, and the Beneficiary dies after the Participant before all balances due have been paid, then the Participant's Account balances shall be distributed to the estate or personal representative of the deceased Beneficiary.

                (c)    Automatic   Beneficiary   Change.    If   a   Participant
                       --------------------------------
designates as Beneficiary his or her spouse and the Participant later becomes divorced from that spouse, the former spousal beneficiary designation automatically shall become null and void; provided, however, the Participant may reactivate such designation by naming the former spouse as Beneficiary after the date upon which the divorce became final.

         8.3    Effect of Payment.  Payment to a specified or deemed Beneficiary
                -----------------
shall completely discharge the Company's obligations under this plan.

                                   ARTICLE IX
                                 Administration
                                 --------------

         9.1    Plan Administrator.  The Plan Administrator shall be a committee
                ------------------
or an individual appointed by the Board of Directors to administer the Plan. The Plan Administrator shall have the powers, rights and duties set forth in the Plan and shall full discretionary authority to interpret the Plan and resolve all questions under it. The Plan Administrator shall also be authorized to prescribe and rescind any rules as it deems appropriate for proper Plan administration and to make all determinations and take all actions as it deems advisable. If a Participant is assisting the Plan Administrator (either individually or as a member of a committee), the Participant may not decide or participate in the decision, on any matter concerning such Participant's benefits.

         9.2    Agents. The Plan Administrator may employ agents and delegate to
                ------
them such duties as it sees fit, and may consult with counsel who may be counsel to the Company.

         9.3    Binding Effect of Decisions. All decisions and determinations by
                ---------------------------
the Plan Administrator shall be final, conclusive and binding on the Company, Participants, Beneficiaries and any other persons having or claiming an interest hereunder.

         9.4    Indemnification of Plan Administrator  and Others. To the extent
                -------------------------------------------------
permitted by law, the Company shall indemnify and hold harmless its employees, officers, directors and the Plan Administrator from all loss, damage or liability, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct (and for the acts, omissions and conduct of their duly appointed agents and consultants) performed or omitted in connection with the operation, administration or performance of any duties or actions with respect to this Plan except for those acts, omissions or conduct resulting from the willful misconduct, willful failure to act, gross negligence or breach of any service contract which any may have for or with respect to the Plan. Provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contact or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contact or contracts.


                                    ARTICLE X
                                Claims Procedures
                                -----------------

         10.1   Claims.   A  Participant  who  believes  that he or she is being
                ------
denied a benefit to which he or she is entitled or has any other grievance or issue concerning Plan operation, may filed a written request for such benefit or resolution of the issue with the Company's Senior Human Resource Officer stating the claim or issue. Such claim or request for determination must be submitted within ninety (90) days of the events which gave rise to the claim or dispute occurred.

         10.2   Claim Decision.  The Plan Administrator  shall reply to any such
                --------------
claim within 90 days of receipt, unless it determines to extend such reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, such reply shall include a written explanation stating:

            (a) the specific reason(s) for such denial;

            (b) the reference to relevant provisions of this Plan on which such denial is based;

            (c) a description of any additional information necessary for the Participant to perfect the claim;

            (d) the process if the Participant wishes to submit the claim for review and time limits for requesting a review; and

            (e) if applicable, the Participant's right to bring an action for benefits under Section 502 of ERISA.

         10.3   Review  of Claim Denial.  Within  sixty  (60) days after written
                -----------------------
notice of denial of the claim is issued, the Participant may file a written request, through the Plan Administrator, requesting that it conduct a review of the denial.

                (a) The Participant may review pertinent documents considered in the claim denial and must submit all arguments and evidence supporting his or her position in writing. Any material, evidence or arguments not submitted during the initial claim determination or appeal process may not be used or introduced as evidence in any subsequent legal or other action challenging the final decision.

                (b) The Plan Administrator shall issue the Participant a written decision on the claim within sixty days after the receipt of the Participant's request for review. Such decision shall (i) be in writing, (ii) include the specific reasons for the decision and (iii) refer to the pertinent Plan provisions upon which the decision is based.

         10.4   Effect of Claim  and  Appeal  Process.  This  claim  and  appeal
                -------------------------------------
procedure  is  the  exclusive   method  of   contesting   denials  of  benefits,
interpretations and actions made or taken under the Plan.

                (a) If this claim and appeal procedure is not exhausted as specified, a Participant or anyone claiming through such Participant shall be foreclosed from further contesting any determination through legal process or otherwise.

                (b) Any action brought by a Participant to contest an adverse Plan decision or action will be heard by a court as a review of an administrative decision.

                (c)    A   reviewing   court   will   render   a  decision based
exclusively upon the materials and evidence assembled, received and considered by the Company in the claim and appeal process.

                (d) A reviewing court will give maximum deference to the final decision of the Plan Administrator and will not overturn that decision unless it is found to be arbitrary and capricious and without any reasonable basis.

                (e) Participants and any persons claiming through them agree to waive their rights to a trial by jury of any claims they may have with respect to this Plan.

         10.5   Time for Filing Suit. No lawsuit  may  be  initiated  under this
                --------------------
Plan, to obtain benefits under it or to challenge any Plan decision after more than eighteen (18) months after a final decision the Appeals Committee hereunder.


                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

         11.1   Unfunded Plan.  This Plan is  intended  to be an  unfunded  plan
                -------------
maintained primarily to provide deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), and is intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Plan Administrator may terminate this Plan or otherwise amend it to provide that no further benefits shall be offered or paid if it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA which is not so exempt.

         11.2   Unsecured General Creditor. Participants,  their  Beneficiaries,
                --------------------------
and all others have no rights or interests in any property of the Company or its Affiliates, including any life insurance policies, annuity contracts, or proceeds therefrom. Except as may be provided in Section 11.3, assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, or others or as collateral security for fulfilling obligations of the Company under this Plan. All Company assets shall be unpledged and unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future and each Participant or Beneficiary shall be treated as a general unsecured creditor of the Company and shall have no greater right to any assets other than an unsecured creditor.

         11.3   Payment Responsibility and Trust Fund.  The obligation to pay or
                -------------------------------------
provide for payment of a benefit hereunder to any Participant or his or her Beneficiary shall, at all times, be the sole and exclusive liability and responsibility of the Company and unless a Trust is provided hereunder, all benefits will be paid from the assets of the Company. At its discretion, the Company may establish and maintain one or more grantor trusts, with trustees as it may approve (individually, a "Trust"), to hold assets to be used for payment of benefits under the Plan. Such Trust may be irrevocable but the assets of the Trust shall remain the assets of the Company ultimately subject to the claims of its general creditors.

         If any Plan benefits are paid from any such Trust, then the Company shall have no further obligation for them, but to the extent not so paid, such benefits shall be paid by, the Company.

         11.4   Expenses of Administration.  The Plan  Administrator may, in its
                --------------------------
discretion, allocate to Participant Accounts or any Trust created for the Plan or submit for reimbursement from the Plan and any Trust, and recover from Participant Accounts, all expenses of operating and administering this Plan, and any Trust created it.

         11.5   Inability  to  Locate Participant  or  Beneficiary.  If the Plan
                --------------------------------------------------
Administrator is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving a distribution hereunder, the entire amount allocated to the Participant's Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to have commenced.

         11.6   No Contract of  Employment.  Nothing in this Plan or any fund or
                --------------------------
Trust created under it shall be construed as giving any Participant the right to be retained in the service of the Company or an Affiliate or as being a contract of employment for any term whatsoever.

         11.7   Obligations  to  Company.   Notwithstanding  the  provisions  of
                ------------------------
Section 11.9, if a Participant becomes entitled to a distribution hereunder, and if at such time the Participant has outstanding any debt, or other liability to the Company or an Affiliate, the Company may offset such amount owed against the amount distributable.

         11.8   No Liability for Action or Omission.   Neither  the  Company nor
                -----------------------------------
any director, officer or employee of the Company shall be liable in any manner to any Participant, Beneficiary or any other person claiming through them for any benefit or action taken or omitted in connection with interpretation and administration of this Plan.

         11.9   Non-Alienation of Benefits. Except for withholding of  taxes and
                --------------------------
as otherwise provided herein and at Section 11.7, all amounts payable hereunder shall be paid only to the person or persons designated by the Plan and to no one else. No part of a Participant's Account or any benefit hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant's Beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, shall be void.

         If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person's benefits under the Plan, or if by any reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.

         Notwithstanding the foregoing, all or a portion of a Participant's Account may be awarded to an "alternate payee" (within the meaning of Section 206(d)(3)(K) of ERISA) if and to the extent so provided in a judgment, decree or order that, in the Plan Administrator's sole discretion, would meet the applicable requirements for qualification as a "qualified domestic relations order" (within the meaning of Section 206(d)(3)(B)(i) of ERISA) if the Plan were subject to the provisions of Section 206(d) of ERISA.

         11.10  Payments to  Incompetents  or Minors.  If the Plan Administrator
                ------------------------------------
receives evidence satisfactory to it that any person entitled to receive a benefit is, at any time when such benefit becomes payable, either a minor or physically or mentally incompetent to receive such benefit and to give a valid release therefore, and that another person or an institution is then maintaining or has custody of said person, such as a guardian, committee or other representative of the estate of such person, the Plan Administrator may authorize the payment of the benefit, otherwise payable to such person to such other person or institution, and the release of such other person or institution shall constitute a valid and complete discharge for the payment of such benefit.

         11.11  Liability for Benefit Payments and Successorship. The Plan shall
                ------------------------------------------------
not be automatically terminated by the Company's acquisition by or merger into any other entity, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor as of the effective date of the merger or acquisition. This Plan and all of its terms shall be binding upon such successors and the Company's assigns.

         11.12  Governing  Law and  Venue  for  Disputes.  This  Plan  shall  be
                ----------------------------------------
construed in accordance with and governed by the laws of the State of Missouri to the extent not superseded by federal law, without reference to Missouri's conflict of laws provisions. Any action, dispute or challenge regarding the interpretation or enforcement of this Agreement must be brought and litigated in the United States District Court for the Eastern District of Missouri, if it otherwise has subject matter jurisdiction, or otherwise in the Circuit Court for the County of St. Louis, Missouri, Twenty-First Judicial Circuit.

         11.13  Correction of Defects.  The Company and Plan  Administrator  may
                ---------------------
correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any payment as it deems appropriate. If a Participant is overpaid or receives amounts which the Company determines have been incorrectly paid to the Participant, the Participant shall return such payments to the Company upon demand.

         11.14  Severability of Provisions.  If any provision of this Plan shall
                --------------------------
be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         11.15  Acceptance of Terms. As a condition to receipt of benefits under
                -------------------
the Plan, each Participant agrees to accept the terms of this Plan.

         11.16  Action by the Company. Except as otherwise specifically provided
                ---------------------
herein, any action required of or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors, by duly authorized committee of its Board of Directors, by the Plan Administrator or by such other person or committee to whom such power of action is properly delegated by the Company's Board of Directors.

         11.17  No Fiduciary Relationship. Nothing contained in  this Plan,  and
                -------------------------
no action taken pursuant to its provisions by either the Company, the Employers or the Participants shall create, or be construed to create a fiduciary relationship between the Company or the Employers and any Participant or Beneficiary.

                                   ARTICLE XII
                             Employer Participation
                             ----------------------

         12.1   Adoption of Plan.  Any Affiliate  of the Company  may,  with the
                ----------------
approval of the Company, adopt the Plan by filing with the Company a resolution of its board of directors to that effect or by unilateral action of the Board of Directors of the Company with consent of the Employer. To the extent required by the Company, such Employers and their acquirers and successors shall be required to satisfy all obligations and benefits created under this Plan for Participants, and their Beneficiaries, whose participation and benefits accrued under this Plan are associated with those Employers and the employment of those Participants by those Employers.

         12.2   Withdrawal  From  the  Plan  by  an Employer. Any  Employer  may
                --------------------------------------------
withdraw from the Plan upon approval of the Company by delivering to the Plan Administrator written notice of its election to withdraw. Withdrawal of an Employer shall have no effect upon the manner, method and timing of distribution of interests and benefits of Participants hereunder. To the extent that the amounts held in the Trust for the benefit of Participants and Beneficiaries associated with that Employer are determined by the Plan Administrator, in its judgment, to be insufficient to satisfy the obligations of the Plan to those Participants and Beneficiaries, the remaining amount necessary to satisfy such obligation shall be an obligation of that Employer and its acquirers and successors.


                                  ARTICLE XIII
                                Change of Control
                                -----------------

         13.1   Overriding Provisions Applicable During a Restricted Period. The
                -----------------------------------------------------------
following provisions of this Section will become effective on a Restricted Date as the result of a Change of Control and will remain in effect during the Restricted Period beginning on that date until the following related Unrestricted Date, and during the Restricted Period, will supersede any of the provisions of the Plan to the extent necessary to eliminate any inconsistencies between the provisions of this Section and any other provisions of the Plan, including any supplements thereto.

         13.2   Suspension of Part  of All of the  Overriding  Provisions.  If a
                ---------------------------------------------------------
majority of the members of the Entire Board are Continuing Directors (provided such majority is equal to the same number as constituted a majority of the Entire Board immediately prior to the Change of Control), by the affirmative vote of a majority of the Entire Board and a majority of those members of the Entire Board who are Continuing Directors, all or a designated portion or portions of the following provisions of this Section may be declared not applicable as to the specified transaction or event. No portion of the provisions of this Section 13 will apply to any transaction or event to the extent such portion is inconsistent with the requirements of applicable law.

         13.3   Definitions. For  purposes  of  this Section 13, the definitions
                -----------
set forth in Paragraphs (a) through (k) below will apply. Definitions set forth elsewhere in the Plan also will apply to the provisions set forth in this
Section 9, except that where a definition set forth elsewhere in the Plan and a definition set forth in this Subsection conflict, the definition set forth in this subsection will govern.

                (a) "Acquiring Person" will mean any Person, who or which, together with all and associates of such Person, is the Beneficial Owner of shares of common stock of the Company constituting more than 20 percent of the common stock then outstanding.

                (b)    "Affiliate"  and  "Associate"  will   have  the   meaning
described to such terms in Rule b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Act").

                (c) "Beneficial Owner" will have the meaning ascribed to such term in Rule 1 3d-3 of the Act.

                (d) "Board of Directors" will mean the Board of Directors of the Company.

                (e) A "Change of Control" will be deemed to occur (i) upon any Person becoming an Acquiring Person if the Board of Directors has not recommended that stockholders of the Company tender or otherwise sell their common stock to such Acquiring Person; (ii) upon the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation, do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, consolidated or merged Company's then outstanding securities; or (iii) upon a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

                (f)    "Continuing Director" will mean;

                       (i) any member of the Board of Directors immediately prior to a Change of Control, or

                       (ii) any successor of a Continuing Director who is recommended or elected to such continuing Director by a majority of the Continuing Directors then in office and is neither an Acquiring Person, an Affiliate of an Acquiring Person, nor a representative or nominee of an Acquiring Person or of any such Affiliate while such person is a member of the Board of Directors.

         Notwithstanding the foregoing, a successor will not be deemed to be a Continuing Director unless, immediately prior to his or her appointment or election, a majority of the members of the Entire Board were Continuing Directors (and unless such majority is equal to the same number as constituted a majority of the Entire Board immediately prior to the Change of Control).

                (g) "Person" will mean any individual, firm, corporation or other entity, and will any "group" as that term is used in Rule 13d-5(b) of the Act.

                (h) "Restricted Date" will mean the date on which a Change of Control occurs.

                (i) "Restricted Period" will mean the period beginning on a Restricted Date and ending on the fifth anniversary of such Restricted Date.

                (j)    "Unrestricted  Date"   will   mean  the  last  day  of  a
Restricted Period.

                (k) "Entire Board" will mean the total number of members of the Board of Directors that there would be it there were no vacancies on such Board.

         13.4   Benefits  Vested on Restricted  Date.  Effective on a Restricted
                ------------------------------------
Date, the balances in the Company Contribution Accounts (including any contributions and investment earnings (or loss) of each Participant who is a Participant in the Plan and an Employee or Director on that date will become fully vested and nonforfeitable.

         13.5   Prohibition Against Amendment. During the Restricted Period, the
                -----------------------------
provisions of the Section 13 may not be amended or deleted and may not be superseded by any other provision of the Plan (including the provisions of any exhibit or supplement thereto).

                                   ARTICLE XIV
                       Amendment, Termination and Vesting
                       ----------------------------------

         14.1   Amendment.  The Plan may be amended, suspended, or terminated at
                ---------
any time by Company or the Plan Administrator in their sole discretion; provided, however, that no such amendment, suspension or termination shall result in any reduction in the value of the vested and non-forfeitable portion of a Participant's Account balance determined as of the effective date of such amendment. In addition, the Plan, and/or the terms of any election made hereunder, may be amended at any time and in any respect by Company or by the Plan Administrator if and to the extent recommended by counsel in order to conform to the requirements of Code Section 409A and regulations thereunder.

         14.2   Termination.  In  the event  of any suspension or termination of
                -----------
the Plan, payment of Participants' Accounts shall be made under and in accordance with the terms of the Plan and the applicable elections; provided, however, that the Plan Administrator may determine, in its sole discretion, to accelerate payments to all Participants if and to the extent that such acceleration is permitted under Code Section 409A and regulations thereunder.

         14.3   Vesting.  In no event shall any Participant  hereunder  have any
                -------
vested  rights or  entitlements  hereunder  except as  specifically  provided in
Article V. No Participant shall have any right to future deferrals, tax benefits or any specific Measurement Fund or continuation of any deferral, Measurement Fund or economic or tax advantage associated with this Plan.

         The Company and Plan Administrator's rights of amendment and termination under this Article are reserved and are enforceable regardless of performance rendered by any Participant, election made by any Participant or any other Plan term, except that no such amendment, suspension or termination shall result in any reduction in the value of the vested and non-forfeitable portion of a Participant's Accounts determined as of the effective date of such amendment.

         14.4   Acceleration  of  Payments.   To  the  extent   consistent  with
                --------------------------
regulations under Code Section 409A, the Company reserves the right in its sole discretion to accelerate the payment of any benefits payable under the Plan into a lump sum at any time.

         14.5   Notice.  Notice  of any amendment or termination  shall be given
                ------
to each Participant and Beneficiary of any deceased Participant entitled to benefits to the extent such amendment or termination would impact their benefit.

                                         FIRST BANKS, INC.



                                         By: /s/ John Kitson
                                            --------------------------------

                                         Title:  Senior Vice President
                                               -----------------------------

                                         Date:   April 25, 2008
                                              ------------------------------